UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2014

China Health Industries Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51060	86-0827216
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

168 Binbei Street, Songbei District, Harbin City
Heilongjiang Province, People’s Republic of China	150028
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 86-451-88100688

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 24, 2014, China Health Industries Holdings, Inc., a company incorporated under the laws of the state of Delaware (the “Company”), through one of its wholly-owned subsidiaries, Harbin Humankind Biology Technology Co., Limited. (“Humankind”), entered into a stock transfer agreement (the “Agreement”), pursuant to which, Humankind and Mr. Xin Sun, the CEO of the Company, shall sell their respective equity interests in Harbin Huimeijia Medicine Company (“Huimeijia”), a 99% owned subsidiary of Humankind and 1% owned by Mr. Xin Sun, to Xiuzheng Pharmaceutical Group Co., Ltd. (“Xiuzheng”), a company incorporated under the laws of the People’s Republic of China and located in Jilin province.

The transfer of the 100% equity interests of Huimeijia to Xiuzheng is for a total cash consideration of RMB 8,000,000 (approximately $1,306,186) (the “Purchase Price”) to Humankind and Mr. Xin Sun. 40% of the Purchase Price is due within 10 business days after signing the Agreement; 40% of the Purchase Price is due within 10 business days after the completion of the changes in business registration and Xiuzheng obtains the newly issued documents evidencing its ownership on Huimeijia; 15% of the Purchase Price is due within 10 business days after the transfer of all the drugs is approved by Heilongjiang FDA; and 5% of the Purchase Price is due within 10 business days after all the drugs have been transferred to Xiuzheng or its designated entity and Humankind and Mr. Xin Sun instruct Xiuzheng to complete three-batches production of all forms of drugs.

The assets of Huimeijia subject to this transfer are all movable property, including but not limited to, 19 drug approval numbers of tablet, capsule, powder, mixture, oral liquid, syrup and oral solution, licenses including the original copies of Business License, Organization Code Certificate, Tax Registration Certificate, Drug Production Permit and GMP Certificate, and other documents and original copies related to production and operation of drugs. The Agreement scope shall not cover the fixed assets, including but not limited to cash, plant, equipment and land, claims and liabilities, tax and administration fees, various account receivables and account payables related to Huimeijia.

There are no relationships between the Company, any of their affiliates, any director or officer of the Company, or any associate of any such director or officer, and Xiuzheng, or any of its affiliates.

A copy of the English translation of the Agreement is filed as Exhibit 10.1 to this report and is incorporated by reference hereto.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

10.1	English Translation of Stock Transfer Agreement dated December 24, 2014, by and among Harbin Humankind Biology Technology Co., Limited., Xin Sun, Harbin Huimeijia Medicine Company, and Xiuzheng Pharmaceutical Group Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2014

CHINA HEALTH INDUSTRIES HOLDINGS, INC.

By:	/s/ Xin Sun
Name:	Xin Sun
Title:	Chief Executive Officer and Chief Financial Officer